CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2007, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of Managers Fremont Global Fund, Managers Small Cap Fund, Managers Real Estate Securities Fund, Managers California Intermediate Tax-Free Fund, Managers Fremont Micro-Cap Fund, Managers Fremont Institutional Micro-Cap Fund and Managers Fremont Bond Fund (seven of the series constituting Managers Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 25, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2007, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of Managers AMG FQ Tax-Managed U.S. Equity Fund, Managers AMG FQ U.S. Equity Fund and Managers AMG FQ Global Alternatives Fund (three of the series constituting Managers Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 25, 2008